As filed with the Securities and Exchange Commission on October 15, 2021

Registration No. 333-259810

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Portillo’s Inc.

(Exact name of registrant as specified in its charter)

Delaware	5812	87-1104304
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2001 Spring Road, Suite 400

Oak Brook, IL 60523

(630) 954-3773

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michelle G. Hook

Chief Financial Officer

2001 Spring Road, Suite 400

Oak Brook, IL 60523

(630) 954-3773

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Alexander D. Lynch, Esq. Merritt S. Johnson, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000 (Phone) (212) 310-8007 (Fax)	Susan B. Shelton, Esq. General Counsel and Secretary 2001 Spring Road, Suite 400 Oak Brook, IL 60523 (630) 954-3773	Marc D. Jaffe, Esq. Ian D. Schuman, Esq. Adam J. Gelardi, Esq. Latham & Watkins LLP 1271 Avenue of Americas New York, New York 10020 (212) 906-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Class A common stock, $0.01 par value per share	23,310,810	$20.00	$466,216,200	$43,218.24(3)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) promulgated under the Securities Act of 1933, as amended.
(2)	Includes shares of Class A common stock that may be issuable upon exercise of an option to purchase additional shares granted to the underwriters.
(3)	The filing fee has been previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Portillo’s Inc. is filing this Amendment No. 4 to its Registration Statement on Form S-1 (File No. 333-259810) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits:

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1*	Form of Amended and Restated Certificate of Incorporation of Portillo’s Inc. to be in effect prior to the consummation of the offering made under this Registration Statement.

3.2*	Form of Amended and Restated Bylaws of Portillo’s Inc. to be in effect prior to the consummation of the offering made under this Registration Statement.

3.3*	Certificate of Incorporation of Portillo’s Inc., as currently in effect.

3.4*	Bylaws of Portillo’s Inc., as currently in effect.

4.1*	Form of Certificate of Class A Common Stock.

5.1*	Opinion of Weil, Gotshal & Manges LLP.

10.1(a)*	First Lien Credit Agreement, dated as of August 1, 2014, among Portillo’s Holdings, LLC, as Borrower, PHD Intermediate LLC, UBS AG, Stamford Branch, as administrative agent and collateral agent, and the lenders from time to time party thereto.

10.1(b)*	First Amendment to First Lien Credit Agreement, dated as of October 25, 2016, among Portillo’s Holdings, LLC, as Borrower, PHD Intermediate LLC, UBS AG, Stamford Branch, as administrative agent and collateral agent, and the lenders from time to time party thereto.

10.1(c)*	Second Amendment to First Lien Credit Agreement, dated as of May 18, 2018, among Portillo’s Holdings, LLC, as Borrower, PHD Intermediate LLC, UBS AG, Stamford Branch, as administrative agent and collateral agent, and the lenders from time to time party thereto.

10.1(d)*	Third Amendment to First Lien Credit Agreement, dated as of December 6, 2019, among Portillo’s Holdings, LLC, as Borrower, PHD Intermediate LLC, UBS AG, Stamford Branch, as administrative agent and collateral agent, and the lenders from time to time party thereto.

10.2(a)*	Second Lien Credit Agreement, dated as of August 1, 2014, among Portillo’s Holdings, LLC, as Borrower, PHD Intermediate LLC, UBS AG, Stamford Branch, as administrative agent and collateral agent, and the lenders from time to time party thereto.

10.2(b)*	First Amendment to Second Lien Credit Agreement, dated as of October 25, 2016, among Portillo’s Holdings, LLC, as Borrower, PHD Intermediate LLC, UBS AG, Stamford Branch, as administrative agent and collateral agent, and the lenders from time to time party thereto.

10.2(c)*	Second Amendment to Second Lien Credit Agreement, dated as of December 6, 2019, among Portillo’s Holdings, LLC, as Borrower, PHD Intermediate LLC, UBS AG, Stamford Branch, as administrative agent and collateral agent, and the lenders from time to time party thereto.

10.3*	2014 Equity Incentive Plan.

10.4*	Portillo’s Inc. 2021 Equity Incentive Plan.

10.5(a)*	Form of Time Option Award Agreement under 2014 Equity Incentive Plan.

10.5(b)*	Form of Performance Option Award Agreement under 2014 Equity Incentive Plan.

10.5(c)*	Form of Time Option Award Agreement under 2014 Equity Incentive Plan (Independent Directors).

10.5(d)*	Form of Performance Option Award Agreement under 2014 Equity Incentive Plan (Independent Directors).

10.6(a)**	Form of restricted stock unit award agreement under Portillo’s Inc. 2021 Equity Incentive Plan.

10.6(b)**	Form of option award agreement under Portillo’s Inc. 2021 Equity Incentive Plan.

10.7*	Form of 2021 Executive Officer and Director Indemnification Agreement for Portillo’s Inc.

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Exhibit No.	Description

10.8*	Employment Agreement between PHD Group Holdings LLC and Michael Osanloo, entered into as of August 3, 2018.

10.9*	Employment Agreement between PHD Group Holdings LLC and Sherri Abruscato, entered into as of August 1, 2014.

10.10*	Letter Agreement between PHD Group Holdings LLC and Michelle Hook entered into as of November 14, 2020.

10.11*	Letter Agreement between PHD Group Holdings LLC and Jill Waite entered into as of May 22, 2019.

10.12*	Form of Tax Receivable Agreement among Portillo’s Inc. and the TRA Parties

10.13*	Form of Amended LLC Agreement

10.14*	Form of Registration Rights Agreement

21.1*	List of subsidiaries

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, for PHD Group Holdings LLC and subsidiaries

23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, for Portillo’s Inc.

23.3*	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

*	Previously filed.
**	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Oak Brook, State of Illinois, on October 15, 2021.

PORTILLO’S INC.

By:	/s/ Michelle Hook
Name:	Michelle Hook
Title:	Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on October 15, 2021.

Signature	Title

/s/ Michael Osanloo	President, Chief Executive Officer and Director (Principal Executive Officer)
Michael Osanloo

/s/ Michelle Hook	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Michelle Hook

*	Director
Ann Bordelon

*	Director
Noah Glass

*	Director
Gerard J. Hart

*	Director
Richard K. Lubin

*	Director
Joshua A. Lutzker

*	Director
Michael A. Miles, Jr.

By:	/s/ Michelle Hook
Name:	Michelle Hook
Title:	Attorney-in-fact

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